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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     June 17, 2004
                                                -----------------------------


                     UNITED AMERICAN HEALTHCARE CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Michigan                       000-18839            38-25269130
    ------------------------------    ------------------    --------------------
  (State or other jurisdiction            (Commission          (IRS Employer
          of incorporation)               File Number)      Identification No.)


  300 River Place, Suite 4950, Detroit, Michigan                  48207
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    (Address of principal executive offices)                    (Zip Code)


  Registrant's telephone number, including area code:

  (313) 393-4571
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          (Former name or former address, if changed since last report)






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Item 5.           Other Events and Regulation FD Disclosure.

(A) The Company's wholly owned subsidiary, OmniCare Health Plan, Inc., in Tennessee ("OmniCare-TN"), is one of a number of managed care organizations ("MCOs") having contracts with TennCare, a State of Tennessee program that provides medical benefits to Medicaid and working uninsured and uninsurable recipients. For all its contracted MCOs, TennCare earlier changed its reimbursement system to an administrative services only ("ASO") program for an initially declared 18-month stabilization period (July 1, 2002 through December 31, 2003), during which the MCOs - including OmniCare-TN - have no medical cost risk (i.e., no risk for medical losses), earn fixed administrative fees, are subject to increased oversight, and may incur financial penalties for not achieving certain performance requirements. Through an amendment completed on December 19, 2003, TennCare extended through June 30, 2004, the ASO reimbursement system applicable to OmniCare-TN. TennCare recently provided OmniCare-TN a further written amendment, which OmniCare-TN has signed and sent back to be signed by TennCare, extending through December 31, 2004, the ASO reimbursement system applicable to OmniCare-TN.

(B) On June 17, 2004, a Circuit Court judge for the 30th Judicial Circuit, in Ingham County, Michigan, conducted a hearing and approved a report and recommendation filed by the court-appointed Special Deputy Rehabilitator of OmniCare Health Plan, a Michigan health maintenance organization ("OmniCare"), in case no. 98-88265-CR, to which the Company is not a party. The Company provided services for many years to OmniCare under a management agreement that terminated November 1, 2002. The approved report and recommendation were filed May 14, 2004 and requested that any potential cause of action against the Company "resulting from its actions as the management company of OmniCare" be assigned to the creditors of OmniCare who filed timely objections to the first amended Rehabilitation Plan of OmniCare. (The court approved that Plan on July 29, 2002.)

         At the June 17th hearing, the judge acknowledged the Company's arguments opposing the recommendation, declared he was not prejudging any claims which creditors of OmniCare might pursue against the Company, and stated he would enter an appropriate order (which has not yet been presented to him) to implement the Special Deputy Rehabilitator's recommendation. After the entry of such order, a creditors committee may be formed to decide whether to bring suit on any assigned claims against the Company. It is premature and not possible to predict what subsequent proceedings and claims, if any, might ensue, or the magnitude or outcome of such claims, if any.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 23, 2004       UNITED AMERICAN HEALTHCARE CORPORATION

                            By: /s/ William C. Brooks
                               -------------------------------------------
                               William C. Brooks
                               President and Chief Executive Officer



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